As Filed With the Securities and Exchange Commission on October 16, 2015

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL QUEST LTD.
(Name of Small Business Issuer in its Charter)

Nevada	47-2845375
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

7373	globalquest0321@gmail.com
(Primary Standard Industrial Classification Code Number)	Email

103-1602 Gogi 3, Sujigu, Yonginsi, Geong Gido, Korea globalquest0321@gmail.com
(Address and telephone number of principal executive offices and principal place of business)

Agent for Service:	With a Copy To:
Nevada Agency and Transfer Company. 50 West Liberty Street, Suite 880 Reno, Nevada, 89251 (775) 322-0626	Joseph Pittera 1308 Sartori Avenue, Suite 109, Torrance CA 90501 310-328-3588

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	3,050,000	$61,000	$0.02	$61,000	$7.10

(1) This Registration Statement covers the resale by our selling shareholders of up to 3,050,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price the shares that were sold to our shareholders, which was $0.01 per share in a private placement The price of $0.02 is a fixed price at which the selling security holders may sell their shares. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission ("SEC") is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus
Dated: October 16, 2015
Global Quest Ltd.
3,050,000 Shares of Common Stock

We are an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act.

The selling security holders named in this prospectus are considered underwriters and are offering 3,050,000 shares of common stock offered through this prospectus, of which they will receive net proceeds of $61,000.  The Company will not receive any proceeds from the sale of the common stock covered by this prospectus.

Prior to this registration, there has been no public trading market for the common stock of Global Quest Ltd. and it is not presently traded on any market or securities exchange. 3,050,000 shares of common stock for sale by the Company to the public and the securities being registered by this offering may be illiquid because these securities are not listed on any exchange. A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We do not consider our self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

We are currently considered a "shell company" within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 7 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus Summary

Global Quest Ltd. is a corporation formed under the laws of the State of Nevada on January 16, 2015, whose principal executive offices are located in Seoul Korea. We are currently considered a "shell company" within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash. Our principal business is the, marketing, sales via the Internet of online cooking instruction and multi-cultural recipe's under the website www.homechefinternational.com. The Company's business will be founded on its ability to provide multi-cultural recipes and related services, in a low-cost, easy accessible manner. We will be able to conduct our operations for approximately one year with our currently available capital resources.

Our website is currently under construction, and once complete we are not anticipating any major changes to the appearance of our site. We will be in the business of providing recipes from different cultures combined with online cooking instruction embodied as both products and services. Our business model is to market; sell multi-cultural recipes and online cooking instruction via the Internet.

We will market and sell these recipes and related services as a subscription based business via our website on the Internet at www.homechefinternational.com. As of October 16, 2015 we have 10,050,000 shares of our common stock outstanding of which 3,050,000 are being registered for resale by selling shareholders and 7,000,000 belong to our directors and officers. The average purchase price paid for the shares to be resold by the selling shareholders is $0.01. All of these shares were acquired from us, between January 16, 2015(inception) to April 4, 2015. As of the date of the prospectus all shares have been issued and there are no subscriptions outstanding.

The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
February 6, 2015	$0.001	7,000,000	$7,000
April 4, 2015	$0.01	3,050,000	$30,500
July 31, 2015	Loan from Director	Nil	$27,169

Financial Performance to Date

As of October 16, 2015 we had no revenue and we anticipate incurring operating losses and negative operating cash flow for at least the next twelve months. Additionally, our auditors have expressed substantial doubt about our ability continue as a going concern. To date we have not engaged in revenue producing activities.

Business Model

Our business model is untested and we will operate in a highly competitive market with low barriers of entry.

Name, Address, and Telephone Number of Registrant
Global Quest Ltd.
103-1602 Gogi 3, Sujigu, Yonginsi, Geong Gido, Korea
Email : globalquest0321@gmail.com

The Offering

The following is a brief summary of this offering.

Common stock offered by selling security holders	3,050,000 shares of common stock. This number represents 30.34% of our current issued and outstanding common stock and represents all of our non affiliate shares subscribed for.
Common stock outstanding before the offering	10,050,000 Common Shares were subscribed for and are issued and outstanding as of October 16, 2015.
Common stock outstanding after the offering	10,050,000 Common Shares issued and outstanding.
Offering Price
There is no public market for the common shares. The price has been set at $0.02 per share. The Company may not meet the requirement for a public listing or quotation of its common stock. Even if the Company’s common stock is granted a listing or quoted there may never develop a market for the stock.

Terms of the Offering
The selling security holders will determine when and how they will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $19,000. Refer to “Plan of Distribution on Page 15.

Completion of offering	The offering will conclude upon the earliest of such time as all of the common stock has been sold pursuant to the registration statement.
Securities Issued And to be Issued	Shares of our common stock have been subscribed for and are issued and outstanding as of October 16, 2015. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There are no other subscriptions outstanding.
Use of proceeds	We are not selling any additional shares and there are no other subscriptions outstanding of the common stock covered by this prospectus. Additionally, we will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, and filing costs.
Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 6.

Summary Financial Information

The tables below represent our summary financial information which has been derived from our unaudited financial statements of July 31, 2015. As of October 16, 2015 we have a cash position of $38,192  and working capital of $17,523.

Balance Sheet	July 31, 2015
Cash	$44,692
Total Assets	$44,692
Total Liabilities	$27,169
Total Stockholders' Equity	$20,625

Statement of Operations	July 31, 2015
Revenue	$-
Operating Expenses	$14,086
Operating loss	$(14,086)

The book value of our company was $0.00 per share as at July 31, 2015.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. You could lose all or part of your investment due to any of these risks.

Risks Associated with Our Company and Business

We are a new business with a limited operating history and no revenues as of July 31, 2015, and are not likely to succeed unless we can overcome the many obstacles we face. If we fail to overcome these obstacles you may lose your entire investment.

We have limited prior business operations and no revenues. We were incorporated in the State of Nevada on January 16, 2015. We will be able to conduct our operations for approximately one year with our currently available capital resources. Currently, our website is currently under construction. We are likely to require additional funding beyond the year we have budgeted for, and unless we are able to secure additional funding, we may not be able to successfully operate our business and market our products and services, and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, we have done the following:
  Completed organizational activities
  Developed a business plan;
  Obtained interim funding;
  Engaged consultants for professional services (website design);
In order to establish ourselves as a provider of online cooking instruction, multi-cultural recipe's and related services, we are dependent upon continued funding and the successful, marketing and subscriptions for our products and services via the internet. Failure to obtain funding for continued sales and marketing would result in us having difficulty establishing sales or achieving profitability. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a startup  company and our business may fail and you may lose your entire investment.

We have a history of losses and an accumulated deficit and we expect future losses that may cause our stock value to decline and result in you losing a portion or all of your investment.

Since our inception on January 16, 2015 to July 31, 2015 we have incurred net losses of $20,625 We expect to lose more money as we spend additional capital to continue to acquire, list market and sell our products and services, and establish our infrastructure and organization to support anticipated operations. We currently have sufficient capital to implement our business and have sufficient working capital to maintain operations for approximately the next 12 months. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness may limit our ability to continue development and ultimately market our products and services. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

Inability of our Officers and Directors to devote sufficient time to the operation of our business may limit our success.

Presently our Officers and Directors of our company, allocate only a portion of their time to the operation of our business. Should our business develop faster than anticipated, our officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern. Even if this lack of sufficient time of our management is not fatal to our existence it may result in limited growth and success of the business.

We may not be able to compete effectively against our competitors and this may cause our stock value to decline.

Our future success depends on our ability to drive web traffic to our site to compete effectively with competitors. Some of our potential competitors are well established and have larger customer bases and far better name recognition. If we do not compete effectively with current and future competitors we may not generate enough revenue to be profitable. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

If we were to lose our agreements/contracts with our service providers, this would have a negative impact on our business and cause setbacks in our business development or cause our business to fail

Our future success depends on our ability to provide multi-cultural recipes for sale. We will rely on service providers to supply us with website hosting and server space in order continue with our business development. In the event we should lose our agreements and or contacts with these service providers, this would have a negative impact on our business and cause setbacks in our business development or cause our business to fail.

We will require additional capital and financing to continue our business and failure to obtain capital could cause our business to fail.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in the Notes of our July 31, 2015 financial statements, we are in the development stage of operations, have had losses from operations since inception, no revenues and insufficient working capital available to meet ongoing financial obligations over the next fiscal year. Our Auditor has raised “substantial doubt regarding the Company's ability to continue as a going concern”, or in other words remain in business. We will require additional capital and financing in order to continue otherwise our business will fail. We have made no definitive arrangements for any additional capital or financing.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on January 16, 2015, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act as long as we remain an "emerging growth company"

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.

Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until our second annual report.

Because of the inherent limitations during the first year, internal control over financial reporting may not prevent or detect misstatements to our financial statements.

Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, lack of an Audit Committee, Financial Expert, Independent Director or that the degree of compliance with the policies or procedures may deteriorate and become ineffective. Other risks to be considered are, maintaining proper cash controls, including failure to segregate cash handling and accounting functions, and did not require dual signature on the Company’s bank accounts. Additionally, not implementing appropriate information technology controls, the Company retains copies of all financial data and material agreements; however there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of the data in the event of theft, misplacement, or loss.

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any October 16, 2015 before that time, we would cease to be an “emerging growth company” as of the following December 31, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until we are no longer an “emerging growth company” or smaller reporting company.

 Until such time we are no longer an “emerging growth company” or smaller reporting company. our independent registered public accounting firm is not required to formally attest on our controls and procedures over financial reporting  As a result of our independent registered public accounting firm not being required to attest with respect to our controls and procedures over financial disclosure, we may not prevent or detect material misstatements or errors, controls may become inadequate because of changes in circumstances, or the degree of compliance with the policies or procedures may deteriorate and become ineffective. Additionally, due to the lack of the auditors attestation on the effectiveness of our internal control over financial reporting, the Company may not be able to qualify or receive additional funding, shareholders may not have an accurate financial evaluation of the Company, there may be a decline in share price due to a lack of market confidence, and there may be reduced trading activity causing a lack of liquidity of shareholder investment.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies which could materially affect our results of Operations, Financial condition, Business and Prospects.

As a public company we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements.

These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

As a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”  including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, we may not be able to develop  a trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies which will result in less available information for our investors. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Because our officers and directors reside in Korea service of process in the United Sates may be difficult

Our directors and officers are located in Seoul Korea this will limit investor's ability to effect service of process within the United States against our officers and directors, to enforce U.S. court judgments based upon the civil liability provisions of  U.S. federal securities laws against our officers and directors , to enforce in a Korean court ,U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against our officer and director , and bring an original action in a Korean court to enforce liabilities based upon the U.S. federal securities laws against our officers and directors.

Risks Associated with our Common Shares

Because our Directors and Officers owns the majority of our company's common stock, they have the ability to override the interests of the other stockholders.

Our Directors own 69.66% of our outstanding common stock Investors may find the corporate decisions influenced by our t are inconsistent with the interests of other stockholders. Sale of your shares may be difficult or impossible as there is presently no demand or public market for our common stock. There is presently no demand or public market for our common stock. Though we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. Our common stock has no prior market and resale of your shares may be difficult without considerable delay or impossible.

Purchasers in this offering may experience dilution, and if the market does not value our stock price higher than what you paid, you will have a negative return on your investment.

Since earlier investors in our company have paid an average purchase price of $0.01 per share you may experience dilution of your investment. Our business will have to grow or the market must value the price of your shares higher than the amount that you paid for you to achieve a profit on your investment. If the valuation of our shares does not overcome your dilution you will lose a portion or all of your investment.

There is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized Over the Counter Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market to develop and may prove impossible to sell your shares.

If we decide to suspend our obligations to file reports under Section 15(d), then our shareholders will not receive publicly disseminated information and will be a private company.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by fewer than 300 persons, or by fewer than 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

We are a "shell" company and our shares will subject to restrictions on resale.

As we currently have nominal operations and our assets consist of cash, and/or cash equivalents, we will be deemed a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly, until we are no longer a "shell company, and we become a reporting company pursuant to the Securities Exchange Act of 1934, as amended  and  file a Form 10 level disclosure, and continue to be a reporting company, and for twelve months, shareholders holding restricted, non-registered shares will not be able to use the exemptions provided under Rule 144 for the resale of their shares of common stock, we will not be permitted to register shares pursuant to any stock option plan or equivalent on Form S-8 and our liquidity of our shares of common stock will be diminished. Preclusion from any prospective investor using the exemptions provided by Rule 144 may be more difficult for us to sell equity securities or equity-related securities in the future to investors that require a shorter period before liquidity or may require us to expend limited funds to register their shares for resale in a future prospectus.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

 We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value per share, of which 10,050,000 shares of common stock are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock. We may, in the future, issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 3,050,000 shares of our common stock through this prospectus. The selling shareholders are considered underwriters and must sell these shares at a fixed price of $0.02 until such time as the offering is complete. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represents approximately 46.72% of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

That a broker or dealer approve a person's account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
In order to approve a person's account for transactions in penny stocks, the broker or dealer must:obtain financial information and investment experience objectives of the person; and  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form: sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The company will not receive any proceeds from this offering

Determination of Offering Price

The offering price was determined by using a number of factors. We determined the offering price by assessing our capital requirements against the price investors were willing to pay for our common stock and the speculative nature of our business. The selling shareholders are considered underwriters and may sell their shares at  a fixed price $0.02 per share and are not quoted on any exchange or marketplace, We determined this offering price arbitrarily, and the selling shareholders will be able to sell their shares once the offering is effective and would theoretically have a marketplace to sell their shares. An additional factor in determining the offering price based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders are offering up to 3,050,000 shares of common stock through this prospectus, and are considered underwriters These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.   3,050,000 shares of our common stock that the selling shareholders acquired from us at a price of $0.01 in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 4, 2015. The selling shareholders may sell their shares at a fixed price of $0.02

The shares were sold solely by our Directors and Officers to their close friends and close business associates under exemptions provided under Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the name of the shareholder
2.   the number of shares owned by each shareholder prior to this offering;
3.   the total number of shares that are to be offered for each;
4.   the total number of shares that will be owned by each upon completion of the offering; and
5.   the percentage owned by each upon completion of the offering.

Name of Selling Shareholder (1)	Shares Owned Before the Offering (2)	Total Number of Shares to be Offered for the Security Holder's Account (3)	Total Shares Owned After the Offering is Complete (4)	Percentage of Shares Owned After the Offering is Complete (5)
JIN JAI HWA	125,000	125,000	Nil	Nil
KWAK JI SEON	125,000	125,000	Nil	Nil
KWON SOON WOOK	125,000	125,000	Nil	Nil
KIM JI YEON	125,000	125,000	Nil	Nil
SHIM HYE YOUNG	125,000	125,000	Nil	Nil
JEONG EUN YOUNG	50,000	50,000	Nil	Nil
KWON TAE HEE	75,000	75,000	Nil	Nil
LEE JAE HWAN	50,000	50,000	Nil	Nil
SHIN JUM CHUL	75,000	75,000	Nil	Nil
JUNG JUNG YEOUL	100,000	100,000	Nil	Nil

KIM JEONG HO	100,000	100,000	Nil	Nil
CHO GEA SOOK	100,000	100,000	Nil	Nil
KIM JUNG HYUCK	100,000	100,000	Nil	Nil
CHO MYUNG SOOK	100,000	100,000	Nil	Nil
JIN ZHONG YUAN	100,000	100,000	Nil	Nil
SHIM SANG BONG	75,000	75,000	Nil	Nil
JO JEOM TAE	75,000	75,000	Nil	Nil
CHOI HYE WON	75,000	75,000	Nil	Nil
CHO YEO JIN	75,000	75,000	Nil	Nil
HWANG KEUNG CHUL	100,000	100,000	Nil	Nil
CHOI YONG JIN	75,000	75,000	Nil	Nil
LEE KYOUNG A	125,000	52,500	Nil	Nil
KANG MAN SOOK	125,000	125,000	Nil	Nil
LEE KYE HWAN	125,000	125,000	Nil	Nil
SHM HYUN SUP	100,000	100,000	Nil	Nil
KIM JONG YUN	125,000	125,000	Nil	Nil
LEE SUNG BOK	125,000	125,000	Nil	Nil
JONG WON JIN	125,000	125,000	Nil	Nil
JUNG SUNG KYUN	125,000	125,000	Nil	Nil
KIM BAK JUNG	100,000	100,000	Nil	Nil

Family Relationships: There are no family relationships. Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 10,050,000 shares of common stock issued and outstanding on October 16, 2015. The selling shareholders named in this prospectus are offering a total of 3,050,000 shares of common stock which represents 30.34% of our outstanding common stock on October 16, 2015.

Other than detailed in the footnote above, we are not aware of any family relationships among selling shareholders. The named parties beneficially own and have sole voting and investment over all shares or rights to these shares. The percentages are based on 10,050,000 shares of common stock outstanding on the date of this prospectus.

Otherwise, none of the selling shareholders:

1.  has had a material relationship with us other than as a shareholder.

2.  has ever been one of our officers or directors; or

3.  is a broker-dealer or is an affiliate of a broker-dealer.

If there are any changes in the selling shareholders this prospectus will be promptly amended via a post effective amendment.

Plan of Distribution

In general we will have 1 class of shares that will be available for distribution:

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares  are deemed to be “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”) in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the Selling Stockholders and/or the purchasers.  The Company is required to pay certain fees and expenses incurred by it incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Shareholders are deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	in privately negotiated transactions;

2.	through the writing of options on the common stock;

3.	in short sales; or

4.	in any combination of these methods of distribution.

The sales price is fixed at $0.02 per share until such time as the shares of our common stock become traded on the OTCBB operated by the Financial Industry Regulatory Authority or another exchange. Our common stock may never be traded on the OTCBB or another exchange.

In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. This process usually take approximately between four (4) and twelve (12) weeks. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.02 until a market develops for the stock. We have not yet engaged a market maker to apply for quotation on the OTCBB on our behalf.

If our common stock becomes listed on the OTCBB it will have an effect on our liquidity. Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

It should also be noted  that,  as we currently have nominal operations and our assets consist of cash, and/or cash equivalents, we are deemed a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly, until we are no longer a "shell company, and we become a reporting company pursuant to the Securities Exchange Act of 1934, as amended  and  file a Form 10 level disclosure, and continue to be a reporting company, and for twelve months, shareholders holding restricted, non-registered shares will not be able to use the exemptions provided under Rule 144 for the resale of their shares of common stock."
We are bearing all costs relating to the registration of the common stock owned by the selling shareholders. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: contains a description of the nature and level of risk in the market for penny stocks in both  public offerings and secondary trading;

 -contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

 -contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

 -contains a toll-free telephone number for inquiries on disciplinary actions; defines significant terms in the disclosure document or in the conduct of trading penny stocks; and contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer: with bid and offer quotations for the penny stock; details of the compensation of the broker-dealer and its salesperson in the transaction;the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We have no legal proceedings that have been or are currently being undertaken for or against us nor are any contemplated.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving the Company are as follows:
Name	Age	Positions Held and Tenure
Shim Kyoung Hwa	34	President , Chief Executive Officer, Treasurer and Director since January 16, 2015
Shin Dong Hyun	47	Treasurer and Director since January 16, 2015

The Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which one currently exists. There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was to be selected as a Director or Officer.

Biographical information

Shim Kyoung Hwa:  Shim Kyoung Hwa  has acted as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director since our inception on January 16, 2015. Shim Kyoung Hwa  has specific experience and a background in the Culinary Arts Industry. A graduate of the Le Cordon Bleu in 2004, Shim Kyoung Hwa  has experience in working in the fast paced environment of commercial kitchens, supervising and overseeing employees. From July 2004 to August 2005 Shim Kyoung Hwa worked as a chef at Marche' Restaurant. From 2005 to Present Shim Kyoung Hwa has worked as a private chef and has assisted in running her family's restaurant (Korea House) a fine dining restaurant specializing in Hanwoo Beef the Korean equivalent to Kobe Beef.

Shin Dong Hyun: Shin Dong Hyun has acted as our as our Secretary, and Director Officer since our inception on January 16, 2015. Shin Dong Hyun  has specific experience in the Culinary Arts Industry, particularly in pastry and baking . Shin Dong Hyun attended and graduated from confectionary college in Japan in 1998 and for the last 6 years Shin Dong Hyun  worked for the AW Convention Center in the catering department as a supervisor from August 2008 to September of 2013 and from October 2013 to present Shin Dong Hyun works for Gatto Mio commercial bakery in Korea as supervisor. Prior to 2008 Shin Dong Hyun worked for various bakeries and hotels in management or supervisory rolls.

Given that our directors have no previous experience in operating an online business, our directors also lack accounting credentials. However, both directors are well educated in their chosen field  and have extensive supervisory skills, business and management experience and are familiar and experienced in the day to day operations of a business.

Significant Employees and Consultants

We have no significant employees other than our officers and directors. We have no significant consultants other than of who has designed, built and now hosts our website.  We have no written agreement with.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee to assist in the preparation of our financial statements in accordance with generally accepted accounting principles (“GAAP”) from our bank statements and invoices. We do not have an audit committee at this time because we have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of Global Quest Ltd.. Also included are the shares held by our Director and Officer.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
	Shim Kyoung Hwa
Common Stock $0.001 par value	103-1602 Gogi 3, Sujigu, Yonginsi, Geong Gido, Korea Director, President Treasurer and Secretary	3,500,000	34.83%
Common Stock $0.001 par value	Shin Dong Hyun 34 Deokcheon-Ro, Manan-Gu, Anyang Si, Gyeonggi Do Korea Director, and Secretary	3,500,000	34.83%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock $0.001 par value	Directors and Officers as a group (two People)	7,000,000	69.66%

The percent of class is based on 10,050,000 of common stock issued and outstanding as of the date of this prospectus. The people listed are the Directors and Officers of our company and have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Common Stock

As of October 16, 2015, 10,050,000 shares of common stock are issued and outstanding and held by 32 shareholders of record. The Articles of Incorporation of Global Quest Ltd., authorize the issuance of 100,000,000 shares of common stock at $0.001 par value. Each holder of record of common stock is entitled to 1 vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation as amended do not permit cumulative voting for the election of directors. Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of common stock have no preemptive, conversion or redemptive rights. If additional shares of our common stock are issued, the relative interests of the existing stockholders will be diluted. Our Articles of Incorporation allow for our Board of Directors to issue authorized common stock of 100,000,000 shares in one or more series, with such voting powers, designations, preference and rights or qualifications, limitations or restrictions.

This means that without further shareholder approval a new share series could be authorized for issuance by the Board of Directors which may be granted rights and preferences that are greater than those of the common shares they have currently been issued.

Our counsel, Joseph Pittera has reviewed our share issuances and is of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statues).

Non-Affiliate Owned Securities

We have issued 3,050,000 shares of our common stock at $0.001 par value to 30 non-affiliate non-US shareholders acquired from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933. These 3,050,000 shares are all being registered for resale by the selling shareholders via this registration statement.

Affiliate Owned Securities

We issued 7,000,000 shares of our common stock, pursuant to Section 4(2) of the Securities Act of 1933 to Shim Kyoung Hwa and Shin Dong Hyun at $0.001 per share for total consideration of $7,000 on February 6, 2015. As of the date of this prospectus, our directors and officers own 7,000,000 shares of our common stock.  Shim Kyoung Hwa and Shin Dong Hyun are affiliates of our company. Under the Securities Act of 1933, these shares can only be re-sold under the provisions of Rule 144. When a person acquires restricted securities or holds control securities, he or she must find an exemption from the SEC's registration requirements to sell them in the marketplace. Rule 144 allows public resale of restricted and control securities if a number of conditions are met.

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer. Investors typically receive restricted securities through private placement offerings, Regulation S offerings, employee stock benefit plans, as compensation for professional services, or in exchange for providing "seed money" or start-up capital to a company.

It should be noted, as we currently have nominal operations and our assets consist of cash, and/or cash equivalents, we are deemed a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly, until we are no longer a "shell company, and we become a reporting company pursuant to the Securities Exchange Act of 1934, as amended  and  file a Form 10 level disclosure, and continue to be a reporting company, and for twelve months, shareholders holding restricted, non-registered shares will not be able to use the exemptions provided under Rule 144 for the resale of their shares of common stock."

Debt Securities

As of the date of this registration statement, we do not have any debt securities.

Other Securities

As of the date of this registration statement, we do not have any other securities such as warrants or stock options.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Joseph Pittera, our independent legal counsel, has provided an opinion on the validity of our common stock. The financial statements included in this prospectus have been audited by TAAD LLP of Walnut California to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our directors will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Organization Within Last Five Years

We were incorporated in the State of Nevada, USA on January 16, 2015 under the name of Global Quest Ltd.  On January 16, 2015 Shim Kyoung Hwa and Shin Dong Hyun were officially appointed as our Directors. On January 16, 2015 Shim Kyoung Hwa was appointed President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer and Treasurer and Shin Dong Hyun was appointed Secretary. Our fiscal year end has been established to be April 30. Our current operations are based in Seoul Korea. The reason that we incorporated in Nevada is because if we are able to develop our sales and achieve profitability to a significant level, will then move our operations to Nevada so that we can take advantage of Nevada's corporate state tax rates. Additionally, our auditors have expressed substantial doubt about our ability continue as a going concern due to the fact that we have not engaged in revenue producing activities.

The Jumpstart our Business Startups Act of 2012

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012 or JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), and understand that this election is irrevocable.

Description of Business

Business Development

We were incorporated in the State of Nevada, USA on January 16, 2015 and are based in Seoul Korea. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We will not seek a merger or acquisition within the next twelve months and we have a specific business plan to execute. Additionally, our auditors have expressed substantial doubt about our ability continue as a going concern.

Business of Issuer

We are in the early stages of our website design, product application and infrastructure build out, and have not as yet engaged in revenue producing activities.  We will provide products and services on a subscription basis to enable a customer to purchase multi-cultural recipe's, receive online cooking instruction as well as one on one customer support.

Overview

The Internet has proven to be an extraordinary medium for communication, data transmissions and for e-commerce.  Our objective is to list multi-cultural recipe's and provide online cooking instruction.   In addition we will initially list traditional Korean recipe's and then provide additional  recipe's from different cultures on a regular basis.

The main reason a potential customer may choose us over an more established competitor is that while, other competitors provide a similar service, potential users will have the ability to use the other competitors services as well as our own services and our listings, many of which  developed and refined by us and will be exclusive to our web site.  Our success is reliant and contingent upon our ability to drive Internet traffic to our website.

Products and Services

Multi-cultural Recipe's
Online cooking instruction
Pastry and Baking Instruction (webcast)
One on one customer service via Skype (by appointment)

We believe our products will be competitive in the market place and with potential customers as all of our products and services will be available through our website. Customers will be able to subscribe and download from us from our current recipe listings, with us. We believe that our products will prove to be cost effective and easy for users to adopt and use.  We also plan to market our products and services through Google adds and other social media platforms to broaden our exposure to customers.

Pricing of our Services

With respect to pricing of our products and services, we have decided that the most effective pricing of our products and services would be by monthly or annual subscription. Our plan is to charge $1.99 per month for a monthly subscription, or if customers decide subscribe for a year we will charge a onetime fee of $19.99 for an annual subscription.

Marketing

We will strive to position ourselves as an online, cooking instruction and recipe provider. In today's technology driven world, we believe having services with a mobile and online element will position us for growth within the market. We plan to utilize various methods of marketing to gain brand recognition and market acceptance to establish ourselves in the online market place.

We plan to establish a presence in the market, primarily through the use of traditional methods of marketing in conjunction with a viral marketing component geared towards mobile and online viewing. The highlighted points below are an overview of the various marketing channels and strategies we intend to employ. The main goal is to sell our services to individuals over the internet. We also intend to employ third party consultants to assist us in maximizing our online marketing and mobile applications.

•	Search Engine Optimization (SEO),Google add words, and key words.
•	Social media i.e., Facebook, Twitter, etc.
•	Mobile Telephone Networks
•	Referral and Rewards Programs

E Commerce

We have selected PayPal as our online transaction provider. PayPal is located on the Internet at http://www.paypal.com and is a popular transaction provider. This means that our future customers will have the ability to pay us for their subscription and we will not be required to maintain confidential information such as our customer's credit card numbers on our servers. PayPal charges us approximately a 3% transaction fee for every transaction that they clear for us.

Competition

Regarding our competitive position in the industry, we are a new entry into this marketplace and we are not well known. We will compete with numerous providers of online or Internet accessible applications and services companies, many of which have far greater financial and other resources than we do.

Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, and financing.  Moreover, proven track records are of paramount consideration in selecting vendors.

While our directors and officers have significant business experience, we, as a company, have no proven track record in the online services industry.  We can provide no assurance that we will be able to successfully market our products or compete within this industry

Intellectual Property

We have no patents, trademarks, franchises, concessions or labor contracts at this time, however, we intend on making application for trademarks in the United States and in the future other jurisdictions, and have no assurance of our ability to continue to use such names in association with the sale of our products and services.
In the future we will enter into confidentiality and proprietary rights agreements with our employees, consultants and other third parties and control access to software, documentation and other proprietary information and will apply for other protections in the form of patents and copyrights if applicable, in order to fully protect our proprietary software. Failure to provide adequate protection our proprietary rights could expose us to infringement of our rights by other parties and could offer similar services, significantly harming our competitive position and decreasing our revenues.

Government Approvals

We currently do not require approval of any government to offer our products and services. We do not expect that will be any governmental regulations on our business. We are voluntarily not accepting orders from the following countries: Afghanistan, Angola, Cuba, Democratic People's Republic of Korea [North Korea], Eritrea, Federal Republic of Yugoslavia [Serbia and Montenegro], Iran, Iraq, Liberia, Libya, Myanmar [Burma], Rwanda, Sierra Leone, Syria, and Sudan. We expect no costs or effects of compliance of federal, state and local environmental laws on our business.

Employees

We have two part-time employees, our President, Shim Kyoung Hwawho dedicates between 10 and 20 hours per week to our business. Additionally, it is likely that Shim Kyoung Hwa's weekly hours will increase once our website is complete and online. Shim Kyoung Hwa's duties include, working with our website developer as to design content and the maintenance and updating of our website once complete.
Acquiring recipes for resale, developing a marketing strategy and implementing our marketing plan as well as day to day management of our business.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements. This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F. Street NE., Washington, D.C.20549. You may obtain information from the Public Reference Room by calling the SEC at 1800 SEC-0330 or (202) 551-8090. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

As of September 28, 2015 we had a cash balance $38,192 and have earned no revenue from operations. Since our inception on January 16, 2015 to July 31, 2015 we have raised $37,500 in equity financing via distributions of unregistered securities to Korean investors using exemptions provided under Regulation S Additionally we have received loans in the amount of $27,169 from our President.

We will be able to conduct our operations for approximately one year with our currently available capital resources. Currently, our website is currently under construction. We are likely to require additional funding beyond the year we have budgeted for, and unless we are able to secure additional funding, we may not be able to successfully operate our business and market our products and services.

We will seek these additional funds via, private placements or additional loans from our officers and directors or current shareholders or potentially an initial public offering. No arrangements for additional funds have been completed. We anticipate that a nominal amount of revenue will be earned during our third quarter as our website is currently under construction.

Offering Costs

During the next twelve month period we anticipate spending $5,000 on Legal fees, and SEC Registration Fees; $9,500 on Accounting and Auditing; $3,500 on Electronic Filing and Printing and $1,000 on Transfer agent Fees.

Product Development

We have registered the Internet domain name  www.homechefinternational.com. We have commenced  design and construction of our website and anticipate being online within the next sixty (60)days. Our principal business is the, marketing and sales of multi-cultural recipe's combined with online cooking instruction as a subscription based business. We are in the early stages of our website design, product application and infrastructure build out, and have not as yet engaged in revenue producing activities.

We will provide products and services to individuals on a subscription basis  Our objective is to complete pre-marketing activities and to actively market and support a commercial product and to earn revenues from individuals via the Internet from our website at www.homechefinternational.com. Our sources of revenue will come from subscriptions for our products i.e. online cooking instruction, multi-cultural recipe's and advertising for other companies in the food or hospitality industries.

The Company's revenues will be founded on our ability to provide multi-cultural recipe's and online cooking instruction. in a low-cost, easy to use manner. Since our inception on January 16, 2015 management has continued to implement our business plan.  We have focused our limited resources to develop the usability of our products.  We will maintain a website for our products and services, which will be maintained on servers that will be situated at a hosting service.

Our business plan can be summarized in the categories as outlined below.  We estimate the development period required to complete a commercial implementation of our products and develop commercial sales would be approximately two months at an estimated cost of $5,000. At present we do not have sufficient funds to engage additional employees or contractors to quicken the implementation of our business plan.

While we have limited funding and are in the preliminary state of commercialization of our products and services, management believes it can successfully implement the plan without significant additional funding.  We have no intent or plan to engage in a merger or acquisition with an unidentified company or companies.

Website Development

Our website www.homechefinternational.com is currently under construction and anticipate being posted online within the next sixty (60) days. Development of our website is being outsourced to a website design company with the cost of the website development and data base development at approximately $5,000. Our website will allow our customers to subscribe online, to gain access to our products and services We will offer payment options through PayPal. PayPal is an online payment service owned by eBay Inc. PayPal's website is located on the Internet at http://www.paypal.com. Once completed we do not anticipate having to develop our website further within the next twelve months.

Website Hosting

Once our website is complete we will select a hosting service that can host our website and provide adequate server space. We anticipate this costing approximately $100 per month to host and maintain our website. Over the next twelve months the cost of hosting our website will be $1,200.

Marketing

We will strive to position ourselves as an online, cooking instruction and recipe provider. In today's technology driven world, we believe having services with a mobile and online element will position us for growth within the market. We plan to utilize various methods of marketing to gain brand recognition and market acceptance to establish ourselves in the online market place.

We plan to establish a presence in the market, primarily through the use of traditional methods of marketing in conjunction with a viral marketing component geared towards mobile and online viewing. The highlighted points below are an overview of the various marketing channels and strategies we intend to employ. The main goal is to sell our services toindividuals over the internet. We also intend to employ third party consultants to assist us in maximizing our online marketing and mobile applications.

•	Search Engine Optimization (SEO),Google add words, and key words.
•	Social media i.e., Facebook, Twitter, etc.
•	Mobile Telephone Networks
•	Referral and Rewards Programs

Branding

We plan to utilize various forms of media to promote our brand. Anticipated forms of media include E brochures, Facebook and other social media forums. We will design and utilize the internet as a forum to promote our brand that result in higher quality products. We will strive to regularly update our website to ensure proper informational flow to established and new customers.

Subscription

Once our website is complete and products are ready for sale, purchasers may subscribe and receive our products directly from our website. Upon receipt of the their subscription fee (1.99 per month or 19.99 annually). Once subscribed, the subscriber will have access to the recipe's and related services on our website.

Development Costs

Our website is currently construction at a cost of approximately $5,000 for website design, construction and database development. Marketing in the amount of approximately $20,000 with commencement estimated in September 2015; and website hosting at a cost of $1,200 per annum, for a total of $26,200 in development expenditures for the year.

Accounting and Audit

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. We anticipate $300 to assist in the preparation of our quarterly financial statements and $ 1,000 to assist in the preparation of our annual financial statements. Our independent auditor charges us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $9,500 to pay for our accounting and audit requirements.

SEC Filings

We intend to become a reporting company in 2015 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,500 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B3 final prospectus filing, and a Form 8-A filing in order to complete registration our common stock.

Results of Operations

We have had no operating revenues since our inception on January 16, 2015 through to July 31, 2015. Our activities have been financed from the proceeds of share subscriptions. From our inception, on January 16, 2015 to July 31, 2015 we have raised a total of $37,500 from private offerings of our common stock and loans totaling $27,169 from our President  for the period from inception on January 16, 2015 to July 31, 2015 we incurred total expenses of $14,734.

Liquidity and Capital Resources

The following table sets forth are anticipated expenses during the next year

Category	Planned Expenditures Over The Next 12 Months
Legal and Accounting Fees	$9,500
Website development and hosting	$6,200
Marketing	$20,000
TOTAL	$35,700

As of October 16, 2015 we had a cash balance $38,192 and have earned no revenue from operations. Since our inception on January 16, 2015 to July 31, 2015 we have raised $30,500 in equity financing via distributions of unregistered securities to Korean investors using exemptions provided under Regulation S and $7,000 pursuant to Section 4(2) of the Securities Act of 1933 for a total of $37,500 We will be able to conduct our operations for approximately one year with our currently available capital resources. Currently, our website is currently under construction. We are likely to require additional funding beyond the year we have budgeted for and unless we are able to secure additional funding, we may not be able to successfully operate our business and market our products and services. We will be seeking these additional funds via, private placements or loans from our officers and directors or current shareholders or potentially an initial public offering. No arrangements for additional funds have been completed. We anticipate that a nominal amount of revenue will be earned during our third quarter as our website is currently under construction. During the next twelve month period we anticipate spending $5,000 on Legal fees, fees and SEC Registration Fees; $9,500 on Accounting and Auditing; $3,500 on Electronic Filing and Printing and $1,000 on Transfer Agent fees. Additionally, we anticipate spending $5,000 on data base and website development, $20,000 on Marketing and $1,200 on web hosting and maintenance. We anticipate that these funds will be sufficient for approximately the next 12months without additional funding.  If we require additional funding and if we are unable to secure the funding necessary to continue our plan of operations, then we will not be able to continue our development and our business may fail.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our President provides office space at his residence to us at no charge. The cost of the donated premises is valued at $0 per month on our financial statements. We rent web space on the Internet at www.homechefinternational.com. Our office space is approximately 150 sq. ft. and contains a desk, chair, computer, printer, all equipment office are loaned to us by our president at no cost to us. Our office space is adequate, suitable, has enough capacity to operate our business and is in good condition. We own no real estate holdings and we have no policy to acquire assets for possible capital gain or income.

Certain Relationships and Related Transactions

Transactions with Officers and Directors

With respect to the policies and procedures required by the Company to enter in to related transactions, cannot exceed the lesser of $120,000 or 1% of the average of the company’s total assets for the last three completed fiscal years. On February 6, 2015 our Officers and Directors of Global Quest Ltd. purchased 7,000,000 shares of our common stock. The price paid was $0.001 per share for total proceeds of $7,000. These shares were issued pursuant to Section (4)2 of the Securities Act of 1933. On January 16, 2015 and July 31, 2015 our President and CEO has provided a loans in the amount of $27,169, the loans are non interest bearing and is payable upon demand giving 30 days notice.

Shim Kyoung Hwa provides services and rent to us. For Shim Kyoung Hwa's services we pay $0 per month and the rent is donated and valued at $0 per month on our financial statements. Other than stated above there have been no other transactions with our Officers and Directors.

Other than as set forth above, we have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the company’s total assets from our inception on January 16, 2015

Agreements with Officers and Directors

We have no written agreements with our officers and directors to provide management services for the Company.

Agreements with Selling Shareholders

We have signed a private placement subscription agreement with each of our selling shareholders. Additionally, we have a verbal agreement with each selling shareholder that they will only sell their shares at a fixed price of $0.02per share until our shares are quoted on the Over-the-Counter Bulletin Board (OTCBB).

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board (OTCBB) upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock. As of September 28, 2015 we had 10,050,000 shares of our common stock outstanding of which 3,050,000 shares are owned by non-affiliate shareholders and 7,000,000 shares that are owned by our Directors and Officers who are deemed affiliates.

 It should be noted, as we currently have nominal operations and our assets consist of cash, and/or cash equivalents, we are deemed a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly, until we are no longer a "shell company, and we become a reporting company pursuant to the Securities Exchange Act of 1934, as amended  and  file a Form 10 level disclosure, and continue to be a reporting company, and for twelve months, shareholders holding restricted, non-registered shares will not be able to use the exemptions provided under Rule 144 for the resale of their shares of common stock."

Holders of Our Common Stock

As of October 16, 2015 we have 32 holders of our common stock.

Dividends

We have not declared any dividends since our inception on January 16, 2015 and none are planned for the foreseeable future.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Directors and Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Shim Kyoung Hwa, President, Principal Executive Officer	2015	-	-	-	-	-	-	-	0
Shin Dong Hyun Secretary Director	2015	-	-	-	-	-	-	-	0

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards						Stock Awards
Name	Number of Securities Underlying UnexercisedOptions (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securites Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shim Kyoung Hwa	-	-	-	-	-	-	--	-	-
Shin Dong Hyun	-	-	-	-	-	-	--	-	-

Directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

We have no active employment agreement with respect to compensating our officers and directors for their management services provided to the company.
 Additionally, we provide no pension plan for our officers and directors. We have no policy to compensate our Directors for director services such as committee participation or special assignments. We have no other arrangements with our Directors.

Stock Option Grants

We have no stock option plan and did not grant any stock options to our officers and directors since inception. Additionally, no stock option plan is contemplated.

Financial Statements
Global Quest Ltd.
(A Development Stage Company)
April 30, 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Global Quest, Ltd,

We have audited the accompanying balance sheet of Global Quest, Ltd as of April 30, 2015 and the related statement of operations, changes in stockholders’ equity and cash flows for the period from January 16, 2015 (inception) to April 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Quest, Ltd as of April 30, 2015 and the related statement of operations, changes in stockholders’ equity and cash flows for the period from January 16, 2015 (inception) to April 30, 2015 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had no revenues and earnings since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3, which includes achieving profitable operations and raising additional funds through financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TAAD, LLP

Walnut, CA

July 22, 2015

GLOBAL QUEST LTD.

BALANCE SHEET

April 30, 2015

ASSETS

Current assets:
Cash	$32,728

Total assets	$32,728

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Loan from Related Party	1,119
Total liabilities	1,119

Stockholders' equity:
Common stock; authorized 100,000,000; 10,050,000 issued at $0.001 par value	10,050
Additional Paid in Capital	27,450
Accumulated deficit	(5,891)
Total stockholders' equity	31,609

Total liabilities and stockholders' equity	$32,728

The accompanying notes are an integral part of these financial statements

GLOBAL QUEST LTD.

STATEMENT OF OPERATIONS

For the Period from January 16, 2015 (inception) to April 30, 2015
Operating Expenses:
General and administrative	$5,891
Net loss	$(5,891)

Net loss per share:
Basic and diluted	$0.00
Weighted average number of shares outstanding:
Basic and diluted	10,050,000

The accompanying notes are an integral part of these financial statements

GLOBAL QUEST LTD.

STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock
	100,000,000 shares authorized				Total
	Shares	Par Value	Additional	Accumulated	Shareholders'
	Issued	$.001 per share	Paid-in-Capital	Deficit	Equity
BALANCE, January16 , 2015 (INCEPTION)	-	-	-	-	-
Shares subscribed at $0.001	7,000,000	7,000	-		7,000
Shares subscribed at $0.01	3,050,000	3,050	27,450		30,500
Net loss				(5,891)	(5,891)
BALANCE April 30, 2015	10,050,000	$10,050	$27,450	$(5,891)	$31,609

GLOBAL QUEST LTD.

STATEMENT OF CASH FLOWS

For the Period from October 6, 2013 (inception) to April 30, 2015

Operating Activities:
Net loss	$(5,891)
Net cash used in operating activities	(5,891)

Financing activities:
Proceeds from related party loan payable	1,119
Proceeds from the issuance of common stock	37,500
Net cash provided by financing activities	38,619

Increase in cash during the period	32,728

Cash, beginning of period	-

Cash, end of period	$32,728

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements

GLOBAL QUEST LTD.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -ORGANIZATION AND BASIS OF PRESENTATION

Global Quest Ltd. (the "Company") was incorporated in the State of Nevada on January 16, 2015. The Company was organized to develop a website and other IT applications in the Culinary Arts Industry.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company.

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. As of April 30, 2015, there were no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses.

GLOBAL QUEST LTD.
NOTES TO THE FINANCIAL STATEMENTS

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authority’s widely understood administrative practices and precedents.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 and have analyzed filing positions in United States jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the United States as our "major" tax jurisdiction.  Generally, we remain subject to United States examination of our income tax returns.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.

FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

GLOBAL QUEST LTD.
NOTES TO THE FINANCIAL STATEMENTS

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-
Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Basic and Diluted Earnings (loss) Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As of April 30, 2015 and 2013, there were no potentially dilutive securities.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity.

The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

The Company adopted ASU 2014-10 during the year ended April 30, 2015, thereby no longer presenting or disclosing any information required by Topic 915.

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.

The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP.

GLOBAL QUEST LTD.
NOTES TO THE FINANCIAL STATEMENTS

The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-04 will have on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Recent Accounting Pronouncements – Not Adopted

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this Update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of ASU No. 2013-04 did not have a material impact on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. The adoption of ASU No. 2013-07 did not have a material impact on our financial statements.

 NOTE 3 – GOING CONCERN

The Company has sustained operating losses since inception. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

GLOBAL QUEST LTD.
NOTES TO THE FINANCIAL STATEMENTS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to begin principal revenue generating operations however, may not be able to do so within the next fiscal year.  Management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity securities, which may not be available on commercially reasonable terms, if at all.

If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

NOTE 4 – INCOME TAXES

No provision was made for federal income tax for the year ended April 30, 2015, since the Company had net operating losses.

The Company has available a net operating loss carry-forward of approximately $5,891, which begins to expire in 2035 unless utilized beforehand. The Company generated a deferred tax asset through the net operating loss carry-forward.  However, a valuation allowance of 100% has been established.

NOTE 5 – STOCK SUBSCRIPTIONS RECEIVED

Between January 16, 2015 and April 30, 2015 the Company received $37,500 for common stock subscriptions. 7,000,000 of these shares were subscribed for by the officers and directors of the Company at $.001 per share. The remaining 3,050,000 shares were subscribed for by third parties at $.01 per share. At April 30, 2015, the Company has issued all shares related to these common stock subscriptions.

NOTE 6 - LOAN FROM RELATED PARTY

On January 16, 2015 the Company received advances totaling $1,119 from a related party, the advance is unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

NOTE 7 - SUBSEQUENT EVENTS

May 4, 2015 the Company received advances totaling $25,000 from a related party, the advance is unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower.

Financial Statements
Global Quest Ltd.
July 31, 2015

Index
Balance Sheets	F– 12
Statement of Operations	F– 13
Statement of Cash Flows	F– 14
Notes to the Financial Statements	F– 15

Global Quest Ltd.

Balance Sheets
	July	April
	31, 2015	30, 2015
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash	$44,692	$32,728

Total assets	44,692	32,728

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Loan from related Party	27,169	1,119
Total Liabilities	27,169	1,119

Stockholders' equity:
Common stock; authorized 100,000,000; 10,050,000 shares at $0.001 par issued and outstanding at July 31, 2015	10,050	10,050
Additional Paid in Capital	28,098	27,450
Accumulated Deficit	(20,625)	(5,891)
Total stockholders' equity	17,524	31,609

Total liabilities and stockholders' equity	$44,692	$32,728

The accompanying notes are an integral part of these condensed financial statements

Global Quest Ltd.
Statement of Operations
(Unaudited)

For the Three Month Period Ended July 31, 2015

Revenue	$-

Operating expenses
General and administrative	14,086
Total Operating Expenses	14,086

Other expense
Interest expense	648

Net loss for the period	$(14,734)

Net loss per share:
Basic and diluted	$-

Weighted average number of shares outstanding:
Basic and diluted	10,050,000

The accompanying notes are an integral part of these condensed financial statements

Global Quest Ltd.
Statement of Cashflows
(Unaudited)

For the Three Month Period Ended July 31, 2015
Operating Activities:
Net loss	(14,734)
Adjustment to reconcile net loss to cash used in operating activities:
Imputed interest	648
Net cash used in operating activities	(14,086)

Financing activities:
Loans from related party	26,050
Net cash provided by financing activities	26,050

Increase (Decrease) in cash during the period	11,964
Cash, beginning of period	32,728
Cash, end of period	$44,692

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-
Interest	$-

The accompanying notes are an integral part of these condensed financial statements

             GLOBAL QUEST LTD.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1 -ORGANIZATION AND BASIS OF PRESENTATION

Global Quest Ltd. (the "Company") was incorporated in the State of Nevada on January 16, 2015. The Company was organized to develop a website and other IT applications in the Culinary Arts Industry.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company.

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. As of July 31, 2015, there were no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses.

GLOBAL QUEST LTD.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits and a consideration of the relevant taxing authority’s widely understood administrative practices and precedents.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 and have analyzed filing positions in United States jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the United States as our "major" tax jurisdiction.  Generally, we remain subject to United States examination of our income tax returns.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.

FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

GLOBAL QUEST LTD.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-
Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Basic and Diluted Earnings (loss) Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  ASC 260 requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“Diluted EPS”) is similarly calculated. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. As of July 31, 2015 and 2013, there were no potentially dilutive securities.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity.

The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

The Company adopted ASU 2014-10 during the year ended April 30, 2015, thereby no longer presenting or disclosing any information required by Topic 915.

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.

The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP.

GLOBAL QUEST LTD.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-04 will have on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Recent Accounting Pronouncements – Not Adopted

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this Update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of ASU No. 2013-04 did not have a material impact on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. The adoption of ASU No. 2013-07 did not have a material impact on our financial statements.

 NOTE 3 – GOING CONCERN

The Company has sustained operating losses since inception. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

GLOBAL QUEST LTD.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to begin principal revenue generating operations however, may not be able to do so within the next fiscal year.  Management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity securities, which may not be available on commercially reasonable terms, if at all.

If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

NOTE 4 – STOCK SUBSCRIPTIONS RECEIVED

Between January 16, 2015 and July 31, 2015 the Company received $37,500 for common stock subscriptions. 7,000,000 of these shares were subscribed for by the officers and directors of the Company at $.001 per share. The remaining 3,050,000 shares were subscribed for by third parties at $.01 per share. At July 31, 2015, the Company has issued all shares related to these common stock subscriptions.

NOTE 5 - LOAN FROM RELATED PARTY

As of July 31, 2015 the Company received advances totaling $27,169 from a related party, the advance is unsecured, non-interest bearing and is due upon demand giving 30 days written notice to the borrower. The imputed interest recorded for the period ended July 31, 2015 is $648.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on January 16, 2015 there have been no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-K that occurred within our two most recent fiscal years and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Legal Fees	$5,000
Accounting and Auditing	$9,500
Electronic Filing and Printing	$3,500
Transfer Agent	$1,000
Total	$19,000
None of the above expenses of issuance and distribution will be borne by the selling shareholders.

Recent Sales of Unregistered Securities

As of October 16, 2015 we have issued 10,050,000 shares of unregistered securities. 3,050,000 shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Korean residents. 7,000,000 shares were issued to our Officers and directors, pursuant to Section 4(2) of the Securities Act of 1933.

The shares include the following:

1.   On February 6, 2015 we issued 7,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.001 per share for cash proceeds of $7,000 to our Officers and directors, These shares have also been stamped with a restricted legend pursuant to Rule 144; and

3.   Between  January 16, 2015 and April 4, 2015 we issued 3,050,000 shares of common stock to non-affiliate Korean residents at a price of $0.01 per share for cash proceeds of $30,500 ( all funds from this offering were received by April 4, 2015); and

With the exception of the shares issued to our officers and directors and which were issued pursuant to Section 4(2) of the Securities act of 1933, all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.

The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation**
3.2	By-Laws*
4.1	Form of Subscription Agreement*
5.1	Opinion and consent of Attorney Joseph Pittera
10.1	Unsecured Promissory Note**
14.1	Financial Code of Ethics*
23.1	Consent of Independent Auditor
23.2	Consent of Attorney Joseph Pittera ( see exhibit 5.1)
*Incorporated by reference to our Registaration Statement on Form S-1 filed with the Securities and Exchange Commission on July 30, 2015
**Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 30, 2015.

Undertakings

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.

(5)
For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to the Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the registration  statement or made in any document immediately prior to such date of first use.

(6)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seoul Korea, on October 16, 2015.

Global Quest Ltd.

By: /s/ Shim Kyoung Hwa
Name: Shim Kyoung Hwa
Title: Director, President, Treasurer Principal Executive Officer
Principal Financial Officer and Principal Accounting Officer

By:/s/Shin Dong Hyun
Name: Shin Dong Hyun
Title: Secretary, Director

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Shim Kyoung Hwa, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Shim Kyoung Hwa
Shim Kyoung Hwa	President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer and member of the Board of Directors	October 16, 2015

/s/Shin Dong Hyun		October 16, 2015
Shin Dong Hyun	Secretary and member of the Board of Directors